AMENDMENT TO AN EMPLOYMENT AGREEMENT BETWEEN ZI CORPORATION AND MILOS DJOKOVIC DATED JULY 30TH, 2005 AND SUBSEQUENT AMENDMENTS THERETO. THIS AMENDMENT IS MADE AS OF THE 24TH DAY OF APRIL, 2006.

a) **MANAGEMENT RETENTION BONUS:**

A bonus in the amount of one hundred and thirty thousand US Dollars (US$130,000) to be paid at the end of 2006, or on a pro-rata basis in the event of a change of control.

b) **STOCK OPTIONS:**

Two hundred thousand (200,000) stock options, to be issued effective April 3rd, 2006 to be priced at the closing price of the stock on April 3rd, 2006. These options will vest over a two (2) year period in equal amounts on the first business day of each quarter, with the first vesting date to be April 3rd, 2006 and will only be deemed to have been earned if and when the stock trades at US$5.00 per share or more for two consecutive days. All options are to vest immediately upon a change of control of Zi Corporation.

c) **SALARY:**

Salary to be increased to two hundred and sixty thousand US Dollars (US$260,000) retroactive to January 1st, 2006.